EXHIBIT NUMBER 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IMRglobal Corp. for the registration of 3,408,846 shares of its common stock and to the incorporation by reference therein of our report dated November 12, 1999, with respect to the consolidated financial statements of Fusion Systems Japan Co., Ltd. for the nine month period ended December31, 1998, included in the Current Report on Form 8-K filed on November 18, 1999 with the Securities and Exchange Commission.

                                                           /S/ ERNST & YOUNG
                                                           -----------------
                                                               ERNST & YOUNG

Tokyo, Japan
November 29, 1999